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                                                                   Exhibit 10.27


                           NON-COMPETITION AGREEMENT
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          THIS AGREEMENT is entered into as of the 8th day of May, 1998, by and among Silas K.F. Chou, Lawrence S. Stroll (each, an "Executive" and together, the "Executives") and Tommy Hilfiger Corporation (the "Company").

          WHEREAS, the Company, Tommy Hilfiger U.S.A., Inc. ("TH USA"), Tommy Hilfiger (Eastern Hemisphere) Limited ("THEH") and Pepe Jeans London Corporation ("PJLC") have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of January 31, 1998, pursuant to which TH USA will purchase from PJLC all of the outstanding capital stock of Pepe Jeans USA, Inc. ("Pepe USA") and THEH will purchase from PJLC all of the outstanding capital stock of TJ Far East Limited (collectively, the "Acquisition"); and

          WHEREAS, each of the Executives has an indirect beneficial ownership interest in PJLC; and

          WHEREAS, it is a condition to the Company's obligation to consummate the Acquisition that the Executives enter into this Agreement.

          NOW, THEREFORE, in consideration of the Company's performance under the Stock Purchase Agreement, the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Term of Agreement. The term of this Agreement shall begin on the
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date hereof and shall end on May 8, 2002 (the "Non-Competition Period").

          2.   Non-Competition. During the Non-Competition Period, each of the
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Executives agrees that, without the consent of the disinterested directors of the Company, he will not become an officer, director, employee, consultant, partner or investor (other than as a passive investor in less than 5% of the outstanding capital stock of a publicly-traded corporation) in any entity that is, or is intended to become, a direct and substantial competitor in the United States or Canada of the businesses engaged in by Pepe USA prior to the date hereof, other than passive investments in an entity in which the annual revenues for the most recently completed fiscal year relating to the business of such entity that competes with Pepe USA are less than 20% of such entity's total revenues for such fiscal year.

          3.   Violation. Each Executive acknowledges that he has carefully read
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and considered the terms of this Agreement and knows them to have been essential to induce the Company to consummate the Stock Purchase Agreement and that remedies at law will not be sufficient in the event of any breach of the provisions contained herein. Therefore, in the event of a breach of this Agreement, the Company shall be entitled, in addition to any other remedy at law or in equity to which it may be fully entitled, to equitable relief against such Executive, including, without limitation, an injunction to restrain such Executive from such breach or threatened breach and to compel compliance with this Agreement in protecting or enforcing its
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rights and remedies and enforcement of specific performance by such Executive of this Agreement. Each Executive agrees to waive any requirement for the posting of any bond in connection with such injunction or equitable relief.

          4.   Modification. The parties further agree and acknowledge that the
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duration, scope and geographic area of the covenant not to compete described in
Sections 1 and 2 are fair, reasonable and necessary in order to protect the future operations and profitability of the Company and other legitimate interests of the Company, that adequate consideration has been received by the Executive for such obligations, and that these obligations do not prevent the Executive from earning a livelihood. If, however, for any reason any court determines that the restrictions in Sections 1 and 2 are not reasonable, that consideration is inadequate or that the Executive has been prevented unlawfully from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in Sections 1 and 2 as will render such restrictions valid and enforceable.

          5.   Notices. All notices hereunder, to be effective, shall be in
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writing and shall be deemed delivered when delivered by hand, upon confirmation of receipt by telecopy or three (3) days after mailing by first-class, certified mail, postage and fees prepaid, as follows:

               (a)  For notices and communications to the Company:

                         Tommy Hilfiger Corporation
                         c/o Tommy Hilfiger U.S.A., Inc.
                         25 West 39th Street
                         New York, NY  10018
                         Attn:  Joel J. Horowitz
                         Telecopier No.:  (212) 548-1818

               (b)  For notices and communications to Mr. Chou:

                         c/o Novel Enterprises Limited
                         12/F, Novel Industrial Building
                         850-870 Lai Chi Kok Road
                         Cheung Sha Wan, Kowloon
                         Hong Kong
                         Telecopier No.: 852-2370-1305

               (c)  For notices and communications to Mr. Stroll:

                         c/o Tommy Hilfiger Canada Inc.
                         7077, avenue du Parc, Suite 502
                         Montreal, Quebec, Canada H3N 1X7
                         Telecopier No.: 514-278-6184

By notice complying with the foregoing provisions of this Section, each party shall have the right to change the address for future notices and communications to the other parties.

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          6.   Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

          7.   Modification; Waiver. No provision of this Agreement may be
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modified or waived unless such modification or waiver is agreed to in writing and executed by each Executive affected thereby and by a duly authorized officer of the Company. No waiver by any party hereto at any time of any breach by another party hereto of, or failure to comply with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. Failure by an Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right which such Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

          8.   Assignment. This Agreement and all rights hereunder are personal
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to each of the Executives and may not, unless otherwise specifically permitted herein, be assigned by him. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company whether by purchase, merger or consolidation.

          9.   Captions. Captions herein have been inserted solely for
               --------
convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

          10.  Governing Law. This Agreement shall be governed by and construed
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in accordance with the laws of the State of New York as applied to contracts to be performed in New York.

          11.  Jurisdiction; Waiver of Trial by Jury. Each of the parties hereto
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consents to the jurisdiction of the United States District Court for the
Southern District of New York and any of the courts of the state of New York in any dispute arising under this Agreement and agrees further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered in person or sent as provided in Section 5 hereof. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR IN CONNECTION HEREWITH IS HEREBY WAIVED.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement in a binding contract as of the day and year first above written.


                                   TOMMY HILFIGER CORPORATION


                                   By: /s/ Joel J. Horowitz
                                       Name:  Joel J. Horowitz
                                       Title: Chief Executive Officer



                                   /s/ Silas K.F. Chou
                                   Silas K.F. Chou



                                   /s/ Lawrence S. Stroll
                                   Lawrence S. Stroll